Exhibit 10

Equalization, Transfer and Exchange Agreement

This Equalization, Transfer and Exchange Agreement (this “Agreement”) is made and entered into as of March 1, 2017, by and among (i) Daniel S. Och, individually (“Dan”), (ii) Susan Och Kalver and Jonathan Och, as trustees of the Family Trust created under Article III of The Jane C. Och 2011 Descendants’ Trust Agreement, dated October 26, 2011 (the “JODT”), (iii) Daniel S. Och and Jane C. Och, as trustees of the Family Trust created under Article IV of The Daniel S. Och 2014 Descendants’ Trust Agreement, dated March 7, 2014 (the “DODT” and together with the JODT, the “Och Trusts”) (each of Dan and the Och Trusts, a “Transfer Party,” and collectively, the “Transfer Parties”), and (iv) Och-Ziff Holding Corporation (“OZ Corp”), as the General Partner of OZ Management LP (“OZM”) and OZ Advisors LP (“OZA”), and Och-Ziff Holding LLC (together with OZ Corp, the “General Partners”), as the General Partner of OZ Advisors II LP (“OZA II” and, together with OZM and OZA, each a “Partnership”) (collectively, the “General Partners”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Agreements of Limited Partnership of each of the Partnerships, each dated as of the date hereof (as amended, collectively, the “LP Agreements”).

W I T N E S S E T H:

WHEREAS, each Transfer Party holds vested Class A Common Units in one or more of OZM, OZA and OZA II (such vested Class A Common Units, respectively, “OZM Units,” “OZA Units,” and “OZA II Units”); and

WHEREAS, an appraisal performed by Duff & Phelps, LLC (the “Appraiser”), dated as of the date hereof (the “Appraisal”), will determine the relative values of one OZM Unit, one OZA Unit and one OZA II Unit as of the date hereof (expressed as a percentage of the aggregate value of one OZM Unit, one OZA Unit and one OZA II Unit, with respect to OZM, the “OZM Percentage,” with respect to OZA, the “OZA Percentage,” and with respect to OZA II, the “OZA II Percentage”); and

WHEREAS, Dan currently holds 63,532,909 OZM Units, 78,627,054 OZA Units and 63,532,909 OZA II Units; and

WHEREAS, the DODT currently holds 15,094,019 OZA Units; and

WHEREAS, the JODT currently holds 30,188,164 OZM Units and 30,188,164 OZA II Units; and

WHEREAS, each Transfer Party desires to Transfer certain numbers of vested Class A Common Units in the Partnerships as described below such that, following such Transfers, such Transfer Party shall hold an equal number of vested Class A Common Units in each of the Partnerships (any such units to be transferred, “Transferred Units”); and

WHEREAS, to give effect to this arrangement, the JODT wishes to Transfer OZM Units and OZA II Units to each of Dan and the DODT, and in exchange for such Transfer of such Common Units, each of Dan and the DODT wishes to Transfer to the JODT such number of his or its OZA Units equal to the aggregate value of the OZM Units and OZA II Units he or it receives from the JODT as of the date hereof, as further described below, so that following such Transfers each Transfer Party will hold such number of vested Class A Common Units in each Partnership equal to the lesser of:

(A) the sum of (i) such Transfer Party’s current number of OZM Units multiplied by the OZM Percentage, (ii) such Transfer Party’s current number of OZA Units multiplied by the OZA Percentage and (iii) such Transfer Party’s current number of OZA II Units multiplied by the OZA II Percentage; and

(B) the largest amount below such sum that results in a whole number of vested Class A Common Units in each of the Partnerships (the lesser of (A) and (B) with respect to each Transfer Party, its “Equivalent Units”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Transfer Parties hereby agree as follows:

1. Transfers. Subject to the other terms of this Agreement and the LP Agreements:

(a) the Transfer Parties desire to make the following Transfers of Transferred Units in accordance with the terms of this Agreement and the terms of the LP Agreements (any such Transferred Units in a Partnership, a “Transferred Interest” in such Partnership) and the General Partners desire to consent to such Transfers:

(i)	the JODT shall Transfer to Dan (A) such number of its OZM Units equal to (x) Dan’s Equivalent Units reduced by (y) the number of OZM Units currently held by Dan, and (B) such number of its OZA II Units equal to (x) Dan’s Equivalent Units reduced by (y) the number of OZA II Units currently held by Dan; and in exchange for such Transfers by the JODT, Dan shall Transfer to the JODT such number of his OZA Units equal to (i) the number of OZA Units currently held by Dan reduced by (ii) his Equivalent Units; and

(ii)	the JODT shall Transfer to the DODT (A) such number of its OZM Units equal to (x) the DODT’s Equivalent Units reduced by (y) the number of OZM Units currently held by the DODT, and (B) such number of its OZA II Units equal to (x) the DODT’s Equivalent Units reduced by (y) the number of OZA II Units currently held by the DODT; and in exchange for such Transfers by the JODT, the DODT shall Transfer to the JODT such number of its OZA Units equal to (i) the number of OZA Units it currently holds reduced by (ii) its Equivalent Units.

(b) Subject to the other terms of this Agreement and the LP Agreements, for the consideration described above, (i) each Transfer Party that is a transferor of a Transferred Interest in any Partnership in the Transfers described above (with respect to such Transfer, a “Transferor Party”) hereby assigns, transfers and conveys all of such Transferor Party’s respective right, title and interest in and to such Transferred Interest to the applicable Transfer Party that is a transferee as described above (each, with respect to such Transfer, a

“Transferee Party”), (ii) the Transferee Party in each such Transfer of a Transferred Interest hereby accepts from the applicable Transferor Party all of such Transferor Party’s right, title and interest in, to and under such Transferred Interest and assumes and agrees to be bound by all of the liabilities, obligations, terms and conditions of the applicable LP Agreement with respect to the applicable Transferred Interest, and (iii) the General Partners hereby consent to each such Transfer on the terms and conditions set forth in this Agreement and agree that, upon the execution and delivery of this Agreement, the Transferee Party in each such Transfer of a Transferred Interest shall be entitled to all of the share of the allocations and distributions set forth in the LP Agreement of the applicable Partnership to which the applicable Transferor Party would otherwise have been entitled with respect to such Transferred Interest (as adjusted in accordance with Section 2).

(c) The consents provided by the General Partner of each Partnership in this Section 1 to the Transfers described herein shall constitute the prior written approval of such General Partner required in respect of the Transfers of Transferred Interests in such Partnership pursuant to Section 8.1 of the LP Agreement of such Partnership.

(d) The parties hereto agree that (i) the amount of Capital Contributions to be made by Dan to each Partnership in aggregate pursuant to the terms of the LP Agreement of such Partnership shall not be affected by Transfers of the Transferred Interests in such Partnership described herein, and (ii) no Related Trust of Dan shall have any obligation to make any Capital Contributions pursuant to the terms of the LP Agreement of such Partnership unless otherwise determined by the General Partner of such Partnership in accordance with Section 5.1(a) of the LP Agreement of such Partnership.

(e) The Transfer Parties each represent and covenant that (i) immediately following each Transfer of a Transferred Interest in any Partnership to an Och Trust being effectuated hereunder, Dan (in his capacity as investment trustee or pursuant to an investment advisory agreement or otherwise) shall have the exclusive right to make and execute all investment decisions with respect to such Transferred Interest (including, without limitation, with respect to any consent, approval, voting or similar rights relating thereto, including under the LP Agreement of such Partnership, the Registration Rights Agreement, the Exchange Agreement or the Tax Receivable Agreement) (such rights, “Decision Powers”) and no trustee, investment adviser or other agent or representative of Dan or the Och Trust (collectively, “Trust Representatives”), other than Och, shall have any right or ability to exercise any such Decision Powers with respect to such Transferred Interest, and (ii) at any time that any of Och or the Och Trust or any other Related Trust of Och to which any portion of a Transferred Interest in any Partnership is Transferred holds any Common Units in such Partnership, Och (individually, in his capacity as investment trustee or pursuant to an investment advisory agreement or otherwise) shall continue to exclusively hold any applicable Decision Powers and no Trust Representatives of any Och Trust or any such other Related Trust, other than Och, shall have any right or ability to exercise such Decision Powers. In furtherance of the foregoing, no Och Trust shall be entitled at any time to exercise any consent, approval, voting or similar rights in respect of the LP Agreement, the Registration Rights Agreement, the Exchange Agreement or the Tax Receivable Agreement.

2. Final Determination of Transferred Units. The number of Transferred Units in each Partnership transferred to each Transferee Party as of the date hereof pursuant to this Agreement shall be determined based on the Appraisal, and such numbers of Transferred Units shall be inserted by the General Partners on Exhibit A hereto upon completion of the Appraisal and the Transfer Parties shall sign Exhibit A. Notwithstanding the foregoing, if the relative values of the OZM Units, OZA Units and OZA II Units as of the date hereof are finally determined in a federal tax proceeding relating to a Transfer Party to be other than that determined by the Appraiser (the “Final Tax Determination”):

(a) the number of Transferred Units in each Partnership comprising each Transfer Party’s Transferred Interest in such Partnership based on the Final Tax Determination shall be adjusted for purposes of this Agreement (such adjusted number of Transferred Units, the “Adjusted Units” and increase or decrease in the number of Transferred Units, the “Adjustment”);

(b) with respect to each adjustment described above that results in an increase in the number of Transferred Units held in one Partnership by a Transfer Party (the “Payee”) and a decrease in the number of Transferred Units held in the same Partnership by another Transfer Party (the “Payor”), a corresponding payment shall be made by the Payor to the Payee in an amount equal to the sum of (i) any distributions made to a Transfer Party by reason of his or its ownership of a number of Transferred Units in such Partnership equal to the Adjustment, plus (ii) interest on such amount of distributions at a rate equal to the short-term applicable federal rate (pursuant to Section 1274(d) of the Code) announced by the Internal Revenue Service in effect for the month within which such distribution is made, compounded annually);

(c) such adjustments must be made within a reasonable period after the Final Tax Determination. Any other mistake in the calculation of the number of the Transferred Units held by any Transfer Party in any Partnership shall likewise be corrected; and

(d) the amount of the Adjusted Units shall be inserted in a separate exhibit to this Agreement upon completion of the adjustments described above and such exhibit shall be signed by the Transfer Parties.

3. Representations and Warranties of each Transferor Party. With respect to each Transfer described above, the Transferor Party in such Transfer hereby makes the following representations and warranties to the Transferee Party in such Transfer for the purpose of inducing the Transferee Party to purchase the applicable Transferred Interest pursuant to this Agreement:

(a) Ownership of Transferred Interest. The Transferor Party is the owner of such Transferred Interest, free and clear of all liens, security interests, options and adverse claims to title of any kind or character.

(b) No Conflicting Agreements. The execution, delivery and performance by the Transferor Party of this Agreement and the terms hereof do not violate any of the terms, conditions or provisions of (i) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which the Transferor Party is subject, or (ii) any agreement or contract to which the Transferor Party is a party.

(c) Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any governmental authority or other person is or will be necessary to permit the valid execution and delivery by the Transferor Party of this Agreement or the performance by the Transferor Party of the obligations to be performed by the Transferor Party under this Agreement, which has not been obtained.

(d) Status of Partnership. The Partnership in which the Transferor Party holds such Transferred Interest is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to own and operate its assets and properties in the manner in which they are being owned and operated on the date of this Agreement. The Transferor Party has delivered to the applicable Transferee Party a true, correct and complete copy of the LP Agreement of such Partnership.

(e) Brokers. No agent, broker, or other person acting pursuant to express or implied authority of the Transferor Party is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against the applicable Transferee Party for a commission or finder’s fee.

4. Representations and Warranties of each Transferee Party. With respect to each Transfer described above, the Transferee Party in such Transfer hereby makes the following representations and warranties to the Transferor Party in such Transfer for the purpose of inducing the Transferor Party to sell the applicable Transferred Interest pursuant to this Agreement:

(a) Organization. With respect to each Transferee Party that is a Related Trust of Dan, such Transferee Party is a trust duly formed and validly existing under the laws of the State of New York with full power and authority to purchase such Transferred Interest.

(b) No Conflicting Agreements. The execution, delivery and performance by the Transferee Party of this Agreement and the terms hereof do not violate any of the terms, conditions or provisions of (i) in the case of each Transferee Party that is a Related Trust of Dan, the trust agreement pursuant to which such Transferee Party is formed, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which the Transferee Party is subject, or (iii) any agreement or contract to which the Transferee Party is a party.

(c) Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any governmental authority or other person is or will be necessary to permit the valid execution and delivery by the Transferee Party of this Agreement or the performance by the Transferee Party of the obligations to be performed by the Transferee Party under this Agreement, which has not been obtained.

(d) Brokers. No agent, broker, or other person acting pursuant to express or implied authority of the Transferee Party is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against the Transferor Party for a commission or finder’s fee.

5. Adjustments. In the event any change in the number of Transferred Units, Equivalent Units or Adjusted Units shall occur as a result of any unit split (including a reverse unit split) or combination, any unit dividend or distribution (including any dividend or distribution of securities convertible into or exchangeable for such units), reclassification, recapitalization or similar event, references to such Transferred Units and any calculations or determinations made under this Agreement shall be equitably adjusted to reflect such change.

6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns.

7. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. Facsimile signatures shall be deemed originals for all purposes hereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law rules that would apply the law of any other jurisdiction.

9. Further Assurances. The parties hereto agree that, at any time and from time to time after the date of this Agreement, upon the request of a Transferee Party, a Transferor Party shall do, execute, acknowledge and deliver, any and all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for carrying out the purpose and intent of this Agreement and to Transfer to such Transferee Party all of the Transferor Party’s right, title and interest in and to the applicable Transferred Interest required to be transferred to such Transferee Party pursuant to this Agreement. This obligation shall survive the signing and delivery of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Transfer Parties have executed this Agreement as of the day and year first written above.

/s/ Daniel S. Och
DANIEL S. OCH

THE FAMILY TRUST CREATED UNDER ARTICLE III OF THE JANE C. OCH 2011 DESCENDANTS’ TRUST AGREEMENT

By:	/s/ Susan Och Kalver
Name:	Susan Och Kalver
Title:	Trustee

By:	/s/ Jonathan Och
Name:	Jonathan Och
Title:	Trustee

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF THE DANIEL S. OCH 2014 DESCENDANTS’ TRUST AGREEMENT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Trustee

By:	/s/ Jane C. Och
Name:	Jane C. Och
Title:	Trustee

IN WITNESS WHEREOF, the General Partners have executed this Agreement as of the day and year first written above.

OCH-ZIFF HOLDING CORPORATION, as the general partner of OZM and OZA

By:	/s/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

OCH-ZIFF HOLDING LLC, as the general partner of OZAII

By:	/s/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

Transferred Units

The Transfer Parties confirm that, upon completion of the Appraisal, the vested Class A Common Units in each of the Partnerships comprising the Transferred Units in each Transfer are as follows:

Transferor Party	Transferee Party	Partnership	Common Units
JODT	Dan	OZM	2,875,645
JODT	Dan	OZA II	2,875,645
Dan	JODT	OZA	12,218,500
JODT	DODT	OZM	2,875,621
JODT	DODT	OZA II	2,875,621
DODT	JODT	OZA	12,218,398

/s/ Daniel S. Och
DANIEL S. OCH

THE FAMILY TRUST CREATED UNDER ARTICLE III OF THE JANE C. OCH 2011 DESCENDANTS’ TRUST AGREEMENT

By:	/s/ Susan Och Kalver
Name:	Susan Och Kalver
Title:	Trustee

By:	/s/ Jonathan Och
Name:	Jonathan Och
Title:	Trustee

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF THE DANIEL S. OCH 2014 DESCENDANTS’ TRUST AGREEMENT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Trustee

By:	/s/ Jane C. Och
Name:	Jane C. Och
Title:	Trustee